Exhibit 99.1

Contact: Dana Hambly, Senior Vice President, Finance

Phone: (615) 890-9100

NHI Announces CFO Succession Plan; John Spaid to Retire, Todd Siefert Named Successor

MURFREESBORO, Tenn.— (April 23, 2026) — National Health Investors, Inc. (NYSE: NHI) announced today that John Spaid, Executive Vice President and Chief Financial Officer, will retire effective July 1, 2026. To support a seamless transition, the Company will appoint Todd Siefert as Executive Vice President Corporate Finance, effective June 1, 2026, and he will succeed Mr. Spaid as Chief Financial Officer upon his retirement.

The Company also announced today that as part of the transition that Dana Hambly has been promoted to Senior Vice President of Finance to assume expanded responsibilities.

“On behalf of the entire NHI community, I congratulate John on his many contributions to our Company,” said Eric Mendelsohn, President and CEO. “Through his leadership and disciplined financial stewardship, NHI has built a strong balance sheet and is well-positioned to capitalize on future growth opportunities. We thank John for his dedication and lasting impact, and we wish him the very best in his retirement.”

“It has been a privilege to serve NHI over the past decade,” said Mr. Spaid. “I’m proud of the financial and accounting platforms we’ve built. The Company’s public equity and debt facilities are well-positioned to provide future capital to the Company as it executes its long-term strategy. I look forward to NHI’s continued success.”

Mr. Siefert brings more than 25 years of experience in corporate finance, capital markets, treasury management, and investor relations, with deep expertise in publicly traded REITs. He most recently served as Chief Financial Officer of Hillsboro Residential, where he oversaw debt and equity financing, financial underwriting, and investor relations for a ground-up multifamily development platform with a pipeline exceeding $275 million.

Prior to that, Mr. Siefert served as Senior Vice President of Corporate Finance and Treasurer at Ryman Hospitality Properties (NYSE: RHP), a publicly traded REIT with a market capitalization exceeding $6.0 billion, where he led more than $8.0 billion in capital markets transactions spanning syndicated bank facilities, public debt and equity offerings, mergers and acquisitions, and balance sheet restructuring. He began his career as a Senior Consultant at Booz Allen & Hamilton and as a Merger and Acquisition Analyst at the U.S. Department of Justice — Antitrust Division.

“Todd is a seasoned finance executive with deep real estate and public REIT experience,” added Mr. Mendelsohn, “We believe his leadership and perspective will strengthen our executive team and support NHI’s continued growth.”

About National Health Investors, Inc.

National Health Investors, Inc. (NYSE: NHI), established in 1991 as a Maryland corporation, is a self-managed real estate investment trust (“REIT”). The Company owns, leases, operates and finances the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. The Company operates through two reportable segments: Real Estate Investments and SHOP. The Company’s investments in real estate properties include independent living facilities, assisted living facilities, entrance-fee communities, senior living campuses, skilled nursing facilities and hospitals. For more information, visit www.nhireit.com.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial positions, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, those risks and uncertainties which are described under the heading “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information in the above referenced Annual Report on Form 10-K. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on the Company’s website at www.nhireit.com.